DISTRIBUTION FEE AGREEMENT

FOR

ROYCE VALUE FUND

(INVESTMENT CLASS)

        The Royce Fund, a Delaware business trust (the "Trust"), and Royce Fund Services, Inc., a New York corporation ("RFS"), hereby agree that as compensation for RFS's services and for the expenses payable by RFS under the Distribution Agreement made October 31, 1985 by and between the parties hereto, RFS shall receive, for and from the assets of the Investment Class of Royce Value Fund, a series of the Trust, (the "Investment Class") a monthly fee equal to .25% per annum of the Investment Class' average net assets.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the ____ day of June, 2001.

THE ROYCE FUND

_____________________

ROYCE FUND SERVICES, INC.

_____________________

DISTRIBUTION FEE AGREEMENT

FOR

ROYCE VALUE PLUS FUND

(INVESTMENT CLASS)

        The Royce Fund, a Delaware business trust (the "Trust"), and Royce Fund Services, Inc., a New York corporation ("RFS"), hereby agree that as compensation for RFS's services and for the expenses payable by RFS under the Distribution Agreement made October 31, 1985 by and between the parties hereto, RFS shall receive, for and from the assets of the Investment Class of Royce Value Plus Fund, a series of the Trust, (the "Investment Class") a monthly fee equal to .25% per annum of the Investment Class' average net assets.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the ____ day of June, 2001.

THE ROYCE FUND

_____________________

ROYCE FUND SERVICES, INC.

_____________________